QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

Rights Certificate Number:
Number of Rights:

RIGEL PHARMACEUTICALS, INC.

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Shares of Common Stock of Rigel Pharmaceuticals, Inc.
Subscription Price: $0.64 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M. CENTRAL DAYLIGHT TIME ON                        , 2003, UNLESS EXTENDED BY RIGEL PHARMACEUTICALS, INC.

Dear Stockholder:

As the registered owner of this subscription rights certificate, you are the owner of the number of subscription rights (the "Rights") shown above. You have been issued, at no charge, one non-transferable Right for each share of Rigel Pharmaceuticals, Inc. ("Rigel") common stock, par value $0.001 per share ("Common Stock"), that you held on April 29, 2003. The Rights entitle you to subscribe for and purchase shares of Common Stock. Each Right allows the holder thereof to subscribe for              of a share of Common Stock (the "Basic Subscription Privilege"), rounded down to the nearest whole number at the cash price of $0.64 per share (the "Subscription Price"). In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $0.64 per share for additional shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege, subject to availability and pro ration as described in the prospectus. For a more complete description of the terms and conditions of these subscription rights, please refer to the prospectus and the "Instructions as to Use of Rigel Pharmaceuticals, Inc. Subscription Rights Certificates" accompanying this subscription rights certificate.

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

CHECK AND COMPLETE

☐
PART 1A—TO EXERCISE BASIC SUBSCRIPTION PRIVILEGE: The undersigned hereby irrevocably subscribes for the number of shares indicated below upon the terms and conditions specified in the prospectus, receipt of which is hereby acknowledged.
Number of shares subscribed for , at $0.64 per share = $
☐
PART 1B—TO EXERCISE OVER-SUBSCRIPTION PRIVILEGE: The undersigned hereby irrevocably over-subscribes for shares, upon the terms and conditions provided in the prospectus. (The Over-Subscription Privilege may only be exercised if the Basic Subscription Privilege has been exercised in full by the undersigned and if other holders of Rights do not exercise their Basic Subscription Privilege in full. The undersigned hereby represents and certifies that their Basic Subscription Privilege has been exercised in full.)
Number of shares over-subscribed for , at $0.64 per share = $
Total Amount Enclosed (#1A and #1B): $

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
If by mail, hand or overnight courier, to: Well Fargo Bank, MN, N.A. 161 North Concord Exchange South St. Paul, MN 55075 Attention: Corporate Actions, Rigel Pharmaceuticals, Inc. Rights Offering
DELIVERY TO ANY ADDRESS OR BY ANY METHOD OTHER THAN THOSE SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

I acknowledge that I have received the prospectus for this rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus.

READ INSTRUCTIONS BEFORE SIGNING
SUBSCRIBER'S SIGNATURE
ADDITIONAL SIGNATURE (if jointly held)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

METHOD OF PAYMENT (CHECK ONE)

☐
Uncertified personal check payable to "Well Fargo Bank, MN, N.A., as Subscription Agent." Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or cashier's check, money order or wire transfer of funds.

☐
Certified or cashier's check drawn on a U.S. bank or money order, payable to "Wells Fargo Bank, MN, N.A., as Subscription Agent."

☐
Wire transfer of immediately available funds directed to the account maintained by Wells Fargo Bank, MN, N.A. at:

      161 North Concord Exchange
      South St. Paul, MN 55075
      Attn: Corporate Actions, Rigel Pharmaceuticals, Inc. Rights Offering

      ABA No. 091000019
      Account No. 1067899

      Account Name: Rigel Pharmaceuticals, Inc. Subscription

If you do not indicate the number of Rights being exercised, or do not forward full payment of the total Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment you delivered to the subscription agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised the full Basic Subscription Privilege and the Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your overpayment. If we do not apply your full Subscription Price payment to your purchase of shares of Common Stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the rights offering.

QuickLinks

  Exhibit 4.1